                                                                   EXHIBIT 10.17



                             SHAREHOLDERS AGREEMENT


       This SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of April 1, 1997, by and among Software AG Systems, Inc., a Delaware corporation (the "Company"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer"), and certain other shareholders of the Company listed on Exhibit A hereto (individually, a "Manager" and collectively, the "Managers").

                                  WITNESSETH:

       WHEREAS, pursuant to a Recapitalization Agreement dated as of March 18, 1997, by and among the Company, Thayer, the Managers and Software AG, a German corporation, Thayer and the Managers purchased from the Company, as of March 31, 1997, 78,000 shares of the Company's common stock, par value .01 per share (the "Common Stock"); and

       WHEREAS, in connection with such purchase of Common Stock, the Company, Thayer and the Managers have determined that it is in their respective best interests to enter into, and perform under, this Agreement;

       NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE 1.
                                  DEFINITIONS

       For purposes of this Agreement, in addition to terms defined elsewhere herein, the following terms when used herein shall have the following meanings:

       1.1 "Affiliate," with respect to a party, shall mean (i) any corporation or other entity or person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such party or (ii) a general or limited partner of such party.

       1.2 "Board" shall mean the Board of Directors of the Company.

       1.3 "Equity Securities" shall mean (i) any securities of the Company having voting rights with respect to the election of the Board not contingent upon default, including, but not limited to, shares of Common Stock, (ii) any securities evidencing any equity ownership interest in the Company, and (iii) any securities convertible into or exercisable or exchangeable for any of the foregoing securities.

       1.4 "Family Members," with respect to an individual, shall mean such individual's spouse, parents, siblings and children.

       1.5 "IPO Event" shall mean the consummation of an underwritten public offering, pursuant to an effective registration statement under the Securities Act, that is underwritten by one or more nationally--recognized investment banking firms and results in the Company receiving not less than $10,000,000 in aggregate cash proceeds from such offering.

       1.6 "Permitted Transfer" shall mean a Transfer of Common Stock by a Shareholder to (i) one or more Family Members of such Shareholder or (ii) a trust solely for the benefit of one or more Family Members of such Shareholder, provided that, prior to any such Transfer, each transferee shall agree in writing, in a form satisfactory to the Company and Thayer, that such transferee shall receive and hold such Common Stock subject to the provisions of this Agreement. Any transferee receiving Common Stock pursuant to a Permitted Transfer shall be included within the definition of "Shareholder" for purposes of this Agreement.

       1.7 "Pro Rata Share" shall mean the holder's pro rata share of the outstanding Equity Securities which shall be a fraction calculated by dividing
(i) the number of shares of Common Stock held by the holder as of the applicable date plus the number of shares of Common Stock issuable upon conversion, exercise or exchange of all other outstanding Equity Securities held by the holder as of the applicable date, by (ii) the total number of shares of Common Stock outstanding as of such date plus the total number of shares of Common Stock issuable upon conversion, exercise or exchange of all other outstanding Equity Securities as of such date.

       1.8  "Securities Act" shall mean the Securities Act of 1933, as amended.

       1.9 "Shareholders" shall mean each Manager and any other entity or individual, other than Thayer, that becomes a holder of Equity Securities and agrees in writing to be bound by and comply with the terms of this Agreement.

       1.10 "Transfer" shall mean any actual or proposed disposition of all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, put, transfer, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law, distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal.


                                   ARTICLE 2.
                      GENERAL TRANSFERABILITY RESTRICTIONS

       No Shareholder shall Transfer or cause or permit to be Transferred any Equity Securities owned or controlled by such Shareholder, except for Transfers in compliance with Articles 3, 4 and 5 of this Agreement, and any purported Transfer in violation hereof shall be null and void.


                                   ARTICLE 3.
                            RIGHTS OF FIRST REFUSAL

       Before any Equity Securities owned or controlled by a Shareholder (a "Selling Shareholder") may be Transferred (other than in a Permitted Transfer or a Transfer pursuant to Article 4 or 5 hereof) prior to an IPO Event, Thayer and the Company shall be offered the following rights with respect to such Equity
Securities:

       3.1  Notice. The Selling Shareholder shall first deliver a written notice
            ------
(a "Shareholder Notice") to the Company and Thayer stating (i) that the Selling Shareholder desires to Transfer such Equity Securities, (ii) the number and type of Equity Securities proposed to be Transferred and (iii) the price and other material terms of the proposed Transfer. The Shareholder Notice shall be accompanied by a certificate of the Selling Shareholder certifying that it has received from a third party a bona fide offer to acquire such Equity Securities at such price and on such terms as are set forth in the Shareholder Notice and shall identify such third party.

       3.2  Company Right. Within thirty (30) days after receipt of a
            -------------
Shareholder Notice (the "Company Period"), the Company may elect, by delivering to the Selling Shareholder and to Thayer a written notice (a "Company Notice") of its election, to purchase all or any part of the Equity Securities to which the Shareholder Notice refers, on the same terms and conditions specified in such Shareholder Notice (or on economically equivalent terms and conditions as determined in good faith by the Company and specified in the Company Notice). In the event that the Company does not elect to purchase any of such Equity Securities, the Company shall send a notice to such effect to the Selling

                                     --4--


Shareholder and to Thayer prior to the end of the Company Period.

       3.3  Thayer Right. In the event that the Company does not elect to
            ------------
purchase during the Company Period all of the Equity Securities to which the Shareholder Notice refers, then Thayer may elect, by delivering to the Selling Shareholder a written notice (a "Thayer Notice") of its election within forty-five (45) days after Thayer's receipt of the Shareholder Notice (the "Thayer Period"), to acquire, on the same terms and conditions specified in the Shareholder Notice (or economically equivalent terms and conditions as determined in good faith by Thayer and specified in the Thayer Notice), any amount of such Equity Securities that the Company has not elected to purchase.

       3.4  Consummation. In the event that the Company and/or Thayer elects to
            ------------
acquire Equity Securities pursuant to this Article 3, the Company, Thayer and the Selling Shareholder shall consummate the sale and purchase of such Equity Securities within ninety (90) days after the date that the Company and Thayer have received the Shareholder Notice.

       3.5  Selling Shareholder Right. To the extent the Company and Thayer do
            -------------------------
not exercise their respective rights under this Article 3 within the specified time periods, the Selling Shareholder may Transfer the Equity Securities specified in its Shareholder Notice (and not purchased by the Company or Thayer) to the third party specified in such Shareholder Notice at the price and on the terms specified in such notice, provided that (i) such Transfer is consummated within one hundred twenty (120) days of the date of delivery of such Shareholder Notice and (ii) prior to the Transfer, such third party agrees in writing, in a form satisfactory to the Company and Thayer, that such third party shall receive and hold such Equity Securities subject to the provisions of this Agreement.


                                   ARTICLE 4.
                                TAG ALONG RIGHTS

       Until the date of an IPO Event or, if earlier, the date when Thayer's Pro Rata Share is less than fifty-one percent (51%), Thayer shall not engage in a transaction (including a merger, consolidation or similar business combination) that involves the Transfer by Thayer to a third party of Common Stock representing greater than fifty percent (50%) of the outstanding Equity Securities (other than a "Drag Along Sale" as defined in Article 5 below and other than a Transfer to one or more Affiliates of Thayer and/or Family Members of such Affiliates) without first offering the Shareholders the right to participate in such Transfer in the following manner:

       4.1  Notice. Thayer shall first deliver a written notice (a "Transfer
            ------
Notice") to the Shareholders stating (i) Thayer's desire to Transfer Common Stock to a third party, (ii) the number of Common Stock shares proposed to be Transferred and (iii) the price and the other general terms of the proposed Transfer. Such notice may be provided before Thayer has identified a purchaser or purchasers for such Equity Securities.

       4.2  Shareholders Right. Each Shareholder may elect, by delivering to
            ------------------
Thayer a written notice (a "Tag Along Notice") of its election within fifteen
(15) days after receipt of the Transfer Notice (the "Tag Along Period"), to participate in Thayer's Transfer of Common Stock on the same terms and conditions specified in the Transfer Notice. The Tag Along Notice shall specify the maximum number of Common Stock shares that the Shareholder (a "Tag Along Shareholder") elects to Transfer which number shall not exceed the product (rounded down to the nearest whole number) of (i) the percentage of Thayer's Pro Rata Share that Thayer proposes to Transfer and (ii) the number of shares of Common Stock owned by the Shareholder. Thayer shall use its best efforts to interest the third party in purchasing all the Common Stock shares specified by Tag Along Shareholders in Tag Along Notices, in addition to the Common Stock that the third party may already have agreed to purchase from Thayer. If the third party refuses to purchase all of such additional available Common Stock shares, then Thayer may sell Common Stock to such third party only if Thayer and each Tag Along Shareholder shall be entitled to sell to such third party an amount of Common Stock equal to the product (rounded down to the nearest whole number) obtained by multiplying (x) the aggregate number of Common Stock shares such third party is willing to acquire by (y) a fraction, the numerator of which is the number of Common Stock shares proposed to be Transferred by the selling party in the applicable Tag Along Notice or Transfer Notice, as the case may be, and the denominator of which is the aggregate number of Common Stock shares proposed to be Transferred in such notices by Thayer and the Tag Along Shareholders.

       4.3  Consummation.
            ------------

          (a) At least ten (10) days prior to the consummation of a Transfer by Thayer described in a Transfer Notice and not before the earlier of (x) the end of the Tag Along Period and (y) the receipt by Thayer of a Tag Along

                                     --6--


Notice from each Shareholder, Thayer shall provide written notice
(a "Consummation Notice") to each Tag Along Shareholder stating (i) the identity of the third party transferee, (ii) the number of shares of Common Stock that such Tag Along Shareholder will be entitled to sell to such third party pursuant to this Article 4, and (iii) the date the Transfer will be consummated. At least five (5) days prior to the date of such consummation, each Tag Along Shareholder shall deliver to Thayer for Transfer to the third party one or more certificates, properly endorsed for Transfer, which represent the number of shares of Common Stock such Tag Along Shareholder is entitled to sell as provided in the Consummation Notice. The certificate(s) delivered to Thayer by each Tag Along Shareholder shall be Transferred to the third party identified in the Consummation Notice, as part of the consummation of the Transfer of Common Stock pursuant to the terms and conditions specified in the Transfer Notice and the Consummation Notice. Upon receipt of the proceeds of the Transfer, Thayer shall promptly remit to each Tag Along Shareholder that portion of such proceeds to which such Tag Along Shareholder is entitled by reason of such Shareholder's participation in such Transfer.

          (b) In connection with a Transfer pursuant to this Article 4, each Tag Along Shareholder shall be required to make representations and warranties regarding the Company and the Common Stock that such Shareholder proposes to Transfer, including, but not limited to, such Shareholder's ownership of and authority to Transfer such Common Stock, the absence of any liens or other encumbrances on such stock, and the compliance of such Transfer with the federal and state securities laws and all other applicable laws and regulations.

       4.4  Securities Laws. Notwithstanding anything to the contrary in this
            ---------------
Article 4, Thayer shall have no obligation to permit a Shareholder, and no Shareholder shall have a right, to participate as a Tag Along Shareholder in a Thayer Transfer of Common Stock in the event that such Shareholder's Transfer
(i) would not be exempt from all registration requirements under federal and state securities laws or (ii) would violate, or cause Thayer's Transfer to violate, any applicable federal or state laws.


                                   ARTICLE 5.
                               DRAG ALONG RIGHTS

       5.1  Drag Along Sale. In the event that, prior to an IPO Event, Thayer,
            ---------------
in its sole discretion, determines to accept an offer from a third party to purchase all of the

Common Stock then held by Thayer and the Shareholders, then each Shareholder shall sell all shares of Common Stock held by such Shareholder pursuant to such offer (the "Drag Along Sale"). All sellers of Common Stock in such Drag Along Sale (i) shall receive the same consideration per share of Common Stock and shall be subject to the same terms and conditions of sale and (ii) shall execute such documents and take such actions as may be reasonably required by Thayer.

       5.2 Drag Notice. Thayer shall provide each Shareholder with written
           -----------
notice (the "Drag Notice") of a Drag Along Sale at least fifteen (15) days prior to the date of consummation of such sale (the "Drag Along Sale Date"). Each
Drag Notice shall set forth: (i) the identity of the third party transferee in the Drag Along Sale, (ii) the price and the other general terms of the proposed Transfer and (iii) the Drag Along Sale Date.

       5.3 Form of Consideration. The provisions of this Article 5 shall apply
           ---------------------
regardless of the form of consideration received in the Drag Along Sale, and any non--cash consideration received pursuant to the terms of the Drag Along Sale shall be allocated among the transferors of Common Stock pro rata based upon each transferor's percentage ownership of the Common Stock shares sold in the Drag Along Sale.

       5.4 Consummation.
           ------------

          (a) At least five (5) days prior to the date of consummation of a Drag Along Sale, each Shareholder shall deliver to Thayer for Transfer to the third party one or more certificates, properly endorsed for Transfer, which represent all of the shares of Common Stock held by such Shareholder. The certificate(s) delivered to Thayer by each Shareholder shall be Transferred to the third party transferee identified in the Drag Notice, as part of the consummation of the Drag Along Sale. Upon receipt of the proceeds of the Drag Along Sale, Thayer shall promptly remit to each Shareholder that portion of such proceeds to which such Shareholder is entitled by reason of such Shareholder's participation in such sale.

          (b) In connection with a Drag Along Sale, each Shareholder shall be required to make representations and warranties regarding the Company and the Common Stock that such Shareholder Transfers in such sale, including, but not limited to, such Shareholder's ownership of and authority to Transfer such Common Stock, the absence of any liens or other encumbrances on such stock, and the compliance of such Transfer with the federal and state securities laws and all other applicable laws and regulations.

                                     --8--

          (c) At Thayer's request, each Shareholder shall convert into Common Stock, or exercise or exchange for Common Stock, some or all (as specified in Thayer's request) of the outstanding Equity Securities held by such Shareholder that are convertible into, or exercisable or exchangeable for, Common Stock prior to or upon the consummation of the Drag Along Sale. Each share of Common Stock received by a Shareholder upon any such conversion, exercise or exchange shall be Transferred, subject to the same terms and conditions applicable to all other shares of Common Stock held by the Shareholders, to the third party transferee identified in the Drag Notice, as part of the consummation of the Drag Along Sale.


                                   ARTICLE 6.
                                    NO RAID

       6.1  No Raid Covenant. Each Manager agrees that, from the date hereof
            ----------------
until five years after the termination of such Manager's employment with the Company and its subsidiaries, such Manager shall not, directly or indirectly, acting either alone or in concert with others, seek to influence any employee of the Company or any of its subsidiaries to leave or otherwise terminate such employee's employment with such entity. Each Manager agrees that, from the date hereof until three years after the termination of such Manager's employment with the Company and its subsidiaries, such Manager shall not, directly or indirectly, solicit or assist any other person in soliciting (other than on behalf of the Company and its subsidiaries) any customers, clients or suppliers of the Company or any of its subsidiaries, provided, however, that the obligations set forth in this sentence shall not apply to a Manager following the termination of such Manager's employment if such termination is (i) by the Company and (ii) not for cause.

       6.2 Acknowledgments. Each Manager acknowledges that such Manager has
           ---------------
carefully read and considered all of the terms of this Agreement, including particularly the terms of this Article 6, that the Company has made a substantial investment in the Company's business and that the restrictions provided in this Article 6 are reasonable and necessary for the Company's protection. Each Manager further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this
Article 6, and accordingly each Manager consents to the entry by any court of competent jurisdiction of any order enjoining such Manager from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Article 6 because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.


                                  ARTICLE 7.
                        TERMINATION; ADDITIONAL PARTIES

       7.1   Termination. All rights and obligations set forth in this Agreement
             -----------
(other than in Article 6), to the extent not previously terminated, shall terminate upon an IPO Event.

       7.2   Additional Parties. Without the prior written consent of Thayer,
             ------------------
the Company shall not issue or sell after the date hereof, any shares of Common Stock to any individual or entity without such individual or entity becoming a party to this Agreement by agreeing in writing to be bound by the terms hereof. Any such additional party shall become a Shareholder subject to and bound by all the terms and conditions of this Agreement. The Company shall promptly notify each existing party to this Agreement of the addition of each new party hereto and such notice shall include the requisite information for providing notice to such new party pursuant to Section 8.6.


                                  ARTICLE 8.
                                 MISCELLANEOUS

       8.1   Legend. All certificates evidencing Equity Securities restricted by
             ------
this Agreement shall bear a legend indicating the existence of the restrictions imposed hereby and a stop transfer order may be placed with respect to such securities. The legend referred to in the preceding sentence shall be substantially in the following form:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER TERMS OF A SHAREHOLDERS AGREEMENT DATED AS OF APRIL 1, 1997, AMONG SOFTWARE AG SYSTEMS, INC. AND CERTAIN SHAREHOLDERS THEREOF AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF SOFTWARE AG SYSTEMS, INC. AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF

             RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

       8.2   Amendment. Except as otherwise expressly set forth in this
             ---------
Agreement, this Agreement may be amended or supplemented only by the written agreement of the Company, Thayer and the Managers.

       8.3   No Waiver of Rights. No failure or delay on the part of any party
             -------------------
in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or power or of any other right or power. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. Except as otherwise expressly provided herein, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

       8.4   Entire Agreement; Successors; Third Parties. This Agreement
             -------------------------------------------
contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

       8.5   No Assignment. No party hereto may assign any of its rights or
             -------------
obligations under this Agreement to any other person, except that Thayer may assign part or all of its rights and obligations hereunder to one or more Affiliates of Thayer.

       8.6   Notices. All notices or other communications which are required or
             -------
permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

       If to the Company to:

       Software AG Systems, Inc.
       11190 Sunrise Valley Drive
       Reston, VA 20191
       Attention:  Harry McCreery
       Facsimile:  703-391-6504


       If to Thayer:

       Thayer Equity Investors III, L.P.
       1455 Pennsylvania Avenue, N.W.
       Washington, D.C. 20004
       Attention:  Robert E. Michalik
       Facsimile:  (202) 371-0391

If to any of the Managers, to the address set forth beneath the signature of such Manager on the signature page hereof. Notices and other communications to parties joining this Agreement after the date hereof shall be addressed in accordance with the information received from the Company pursuant to
Section 7.2.

       All deliveries of notice shall be deemed effective when received by the persons entitled to such receipt or when delivery has been attempted but refused by such person or persons. Any party may change the persons or addresses to which such deliveries shall be made with respect to such party by delivering notice thereof to the other parties hereto in accordance with this Section 8.6.

       8.7  Captions. The captions contained in this Agreement are for reference
            --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       8.8  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

       8.9  Governing Law and Venue. The validity, interpretation, construction
            -----------------------
and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction. The party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the Commonwealth of Virginia as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.

       8.10  Severability. The provisions of this Agreement are severable, and
             ------------
the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

       8.11  Specific Performance. The rights of the parties under this
             --------------------
Agreement are unique and the failure of a party to perform its obligations hereunder would irreparably harm the other parties hereto. Accordingly, the parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

       8.12  Further Assurances. Each of the parties hereto agrees to execute
             ------------------
all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

       8.13  Publicity. No party shall issue any press release or undertake any
             ---------
publicity concerning this Agreement or any of the transactions contemplated hereby without the prior written consent of Thayer.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.



                             SOFTWARE AG SYSTEMS, INC.


                             By: /s/ Daniel Gillis
                                 ------------------------------
                                 Daniel Gillis
                                 President and Chief
                                 Executive Officer



                             THAYER EQUITY INVESTORS III, L.P.


                             By: TC Equity Partners, L. L. C.,
                                 its General Partner

                                 By: /s/ Rick Rickertsen
                                     --------------------------
                                     Rick Rickertsen
                                     Member



                             MANAGERS:

                             /s/ Daniel Gillis
                             ----------------------------------
                             Daniel Gillis
                             9513 Fox Hollow Drive
                             Potomac, MD 20854
                             Facsimile:  (703) 391-6782


                             /s/ Harry McCreery
                             ----------------------------------
                             Harry McCreery
                             10727 Midsummer Drive
                             Reston, VA 20191
                             Facsimile:  (703) 391-6504

                             /s/ James Daly
                             ----------------------------------
                             James Daly
                             2606 Barnside Ct.
                             Herndon, VA 20171
                             Facsimile:  (703) 391-6980


                             /s/ Derek Brigden
                             ----------------------------------
                             Derek Brigden
                             11317 Bright Pond Lane
                             Reston, VA 20194
                             Facsimile:  (703) 391-6504


                             /s/ Gary Hayes
                             ----------------------------------
                             Gary Hayes
                             7924 Longridge Ct.
                             Cabin John, MD 20818
                             Facsimile:  (703) 39l-8111


                             /s/ Thomas Gorley
                             ----------------------------------
                             Thomas Gorley
                             12801 Cross Creek Lane
                             Oak Hill, VA 20171
                             Facsimile:  (703) 391-6760

                                   Exhibit A


Daniel Gillis
Harry McCreery
Gary Hayes
James Daly
Derek Brigden
Thomas Gorley